SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549



Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934



Date of Report (date of earliest event reported):  June 1, 2001



Mallon Resources Corporation
(exact name of registrant as specified in its charter)


    Colorado                       0-17267               84-1095959
(State or other                  (Commission          (I.R.S. Employer
jurisdiction                     File Number)         Identification No.)
of incorporation)



999 18th Street, Suite 1700, Denver, Colorado               80202
(address of principal executive offices)                  (zip code)



Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated June 1, 2001, the text of which follows:

Denver, Colorado -- Mallon Resources Corporation (Nasdaq: "MLRC") today announced the following management changes:

    Kevin M. Fitzgerald, formerly an executive vice president and director of Mallon and President of Mallon Oil Company (Mallon's operating subsidiary), has left those positions to pursue other business interests.

    Donald M. Erickson, Jr., formerly Vice President - Operations of Mallon Oil Company, has been named Senior Vice President and General Manager of Mallon Oil Company.

    Mallon Resources Corporation is a Denver-based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common Stock is quoted on Nasdaq under the symbol "MLRC."

                                    Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Mallon Resources Corporation



June 4, 2001                        By: _/s/ Roy K. Ross_____________________
                                        Roy K. Ross, Executive Vice President